Exhibit 32.1
AMSURG CORP.
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with Amendment No. 1 on Form 10-Q/A to the Quarterly Report of AmSurg Corp. (the “Company”) on Form 10-Q for the period ending March 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Christopher A. Holden

Christopher A. Holden
President and Chief Executive Officer of the Company

August 10, 2009

/s/ Claire M. Gulmi

Claire M. Gulmi
Executive Vice President and Chief Financial Officer of the Company

August 10, 2009